UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 22, 2003

(Date of earliest event reported)

INTEGRATED CIRCUIT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	0-19299 (Commission File Number)	23-2000174 (IRS Employer Identification No.)

2435 Boulevard of the Generals Norristown, Pennsylvania (Address of principal executive offices)	19403 (Zip Code)

(610) 630-5300

(Registrant’s telephone number including area code)

Not Applicable

(Former name former address and former fiscal year,

if changed since last report)

Item 12.	DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 22, 2003, Integrated Circuit Systems, Inc. issued a press release and held a broadly accessible conference call to discuss its financial results for the first fiscal quarter ended September 27, 2003. A copy of the press release is attached hereto as Annex 1 and is incorporated by reference into this Item 12. Annex 2 attached hereto (and incorporated by reference into this Item 12) sets forth certain financial information discussed on the conference call that was not included in the press release. The disclosure in this Current Report, including the exhibits hereto, of any financial information shall not constitute an admission that such information is material.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the

Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the

Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the

Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 22, 2003	INTEGRATED CIRCUIT SYSTEMS, INC.

	By:	/s/ JUSTINE F. LIEN

Justine F. Lien
Vice President and CFO

Annex 1

[LOGO] Integrated Circuit Systems, Inc.

Corporate Headquarters

2435 Boulevard of the Generals

Norristown, PA 19403

Phone: 610-630-5300

Fax: 610-630-5399

Web Site: http://www.icst.com

Company Contact:

Justine Lien, CFO

Integrated Circuit Systems, Inc.

610-630-5300

INTEGRATED CIRCUIT SYSTEMS, INC. ANNOUNCES FISCAL

2004 FIRST QUARTER RESULTS

Year over Year Income Growth over 20%

Norristown, PA—October 22, 2003—Integrated Circuit Systems, (Nasdaq: ICST ), today announced that revenue for the 2004 first quarter was $65.3 million, up 7% from the prior quarter revenue of $61.1 million and 13% from year-ago first quarter revenue of $57.8 million. Net income for the 2004 first quarter was $17.3 million, resulting in diluted earnings per share of $0.24, compared with prior quarter earnings per share of $0.23, and a year-ago of $0.20.

($Millions, except EPS)

	Q1 FY 2004	Q1 FY 2003	Y-Y Growth	Q4 FY 2003	Q-Q Growth
Revenue	$65.3	$57.8	13%	$61.1	7%
Gross Margin	$38.8	$34.5	13%	$37.2	5%
Operating Income	$19.8	$16.0	23%	$17.9	10%
Fully Diluted EPS	$0.24	$0.20	21%	$0.23	5%

Revenue growth was driven by PC clocks, up 11% from the previous quarter and 14% from the same period last year. Units for PC clock were up 15% from last quarter and in excess of 20% from last year. Strong shipments of clocks into games consoles and DDR memory modules also contributed to the revenue growth.

Revenues

	Q1 FY2004 % of Revenue	Q1 FY2003 % of Revenue	Y-Y Growth	Q4 FY2003 % of Revenue	Q-Q Growth
PC	46%	45%	14%	44%	11%
Digital Consumer	16%	18%	0%	16%	3%
Communications	29%	29%	13%	30%	4%
Military	9%	8%	32%	10%	2%

As expected, gross margin for the quarter was 59.5% due to unfavorable seasonal product mix. Expenses for the quarter declined, resulting in an increased operating margin of 30%. ICS ended the quarter with $178 million in cash and investments, up $23 million from the previous quarter.

“The company is performing well this quarter in its core PC and server/memory markets,” stated Hock E. Tan, President and CEO.

“We expect our business to continue to grow. The number of specific opportunities we are currently working on has grown 20% from last year, specifically in our higher performance clocking areas.”

First Quarter Fiscal 2004 Conference Call

ICS will host a conference call to discuss the earnings results for the first quarter of fiscal year 2004 at 9:00 a.m. EDT on Wednesday, October 22, 2003. The company will also discuss its strategic direction and market conditions. Any interested parties are invited to listen to the conference call by dialing (877) 405-3430 or (706) 634-6397 for international callers. The call will also be broadcast via the Internet and can be accessed from ICS’s corporate website at the address www.icst.com.

About ICS

Integrated Circuit Systems, Inc. is a leader in the design, development and marketing of silicon timing devices for communications, networking, computing and digital multimedia applications. The Company is headquartered in Norristown, PA, with key facilities in San Jose, CA; Tempe, AZ; Worcester, MA and Singapore.

Statements included in this release, to the extent they are forward looking, involve a number of risks and uncertainties related to competitive factors, technological developments and market demand. Further information on these and other potential factors that could affect the Company’s financial results can be found in the Company’s Form 10-K filed on September 12, 2003.

INTEGRATED CIRCUIT SYSTEMS, INC.

CONSOLIDATED OPERATING RESULTS

	Unaudited
	Three Months Ended
	Sept. 27, 2003	June 28, 2003	Sept. 28, 2002
(In thousands)
REVENUES	$65,285	$61,094	$57,789
Cost of sales	26,436	23,934	23,321

Gross Margin	38,849	37,160	34,468

Expenses:
Research and development	9,308	9,213	8,218
Selling, general and administrative	8,971	9,181	8,626
Deferred compensation	244	243	1,050
Amortization of intangibles	575	575	575

	19,098	19,212	18,469

Operating income	19,751	17,948	15,999

Other income (expense)	745	789	106

Income before income taxes	20,496	18,737	16,105

Income taxes	3,215	2,576	2,392

Net income	$17,281	$16,161	$13,713

Basic EPS
Net income	$0.25	$0.23	$0.20
Diluted EPS
Net income	$0.24	$0.23	$0.20
Weighted Shares
Basic	70,453	68,968	67,336
Diluted	73,279	71,737	70,076
Supplemental operating results:
Capital expenditures	$2,163	$3,018	$1,402
Depreciation and amortization	$2,105	$2,049	$2,262

INTEGRATED CIRCUIT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, excluding Other Financial Data)	Sept 27, 2003	June 28, 2003
	(unaudited)
ASSETS
Current Assets:
Cash and marketable securities	$147,323	$123,038
Accounts receivable, net	33,829	31,501
Inventory, net	16,439	15,822
Deferred and prepaid taxes	21,860	18,925
Other current assets	6,575	11,151

Total current assets	226,026	200,437

Property and equipment, net	16,405	15,749
Long term investments	31,073	32,000
Intangibles	29,639	30,245
Goodwill	36,573	36,573
Other assets, net	78	144

Total assets	$339,794	$315,148

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term obligations	$5,854	$10,059
Accounts payable	19,365	10,836
Accrued expenses and other current liabilities	9,053	10,855

Total current liabilities	34,272	31,750

Other long term liabilities	12,950	12,575

Total liabilities	47,222	44,325

Shareholders’ Equity:
Common stock	719	713
Additional paid in capital	268,837	258,422
Retained Earnings	45,906	28,625
Deferred compensation	(487)	(731)
Treasury stock	(22,409)	(16,212)
Other comprehensive income	6	6

Total shareholders’ equity	292,572	270,823

Total liabilities and shareholders’ equity	$339,794	$315,148

OTHER FINANCIAL DATA:
Days sales outstanding	47	47
Inventory turns	6.6	5.4

Annex 2

SUPPLEMENTAL FINANCIAL INFORMATION

The following additional financial information was disclosed in our broadly accessible conference call on October 22, 2003:

Business Outlook:

Revenues are expected to increase 5-8% in our second quarter of fiscal 2004 in comparison to our first quarter of fiscal 2004. Gross margin should remain relatively flat along with operating expenses. With leverage from the increased revenues, we expect fully diluted earnings per share to be $0.26 for the second quarter.

Business Update:

During the first quarter, we paid off $4 million more in debt and will make the final payout of $5.8 million by the end of October. We also purchased 200,000 shares of treasury stock during the first quarter and already 45,000 shares during the second quarter. We have purchased approximately 1.4 million shares and still have the ability to purchase another 1.6 million shares. During the first quarter, we spent capital funds to ensure that we could handle the number of units for the second quarter. We expect that capital spending will start to decrease from the run rate of the fourth quarter of fiscal 2003 and first quarter of fiscal 2004.